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                                                                Exhibit 5.1


                     Opinion of McCarthy Tetrault LLP


                                                         September 17, 2001


Corel Corporation


1600 Carling Avenue


Ottawa, Ontario


K1Z8R7


Dear Sirs,


     Re: Registration Statement of Corel Corporation


   We have acted as Canadian counsel to Corel Corporation, a Canadian corporation (the "Company"), in connection with the offering of common shares of the Company pursuant to a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act").


   We have examined such corporate records, agreements and other instruments and documents as we have deemed necessary as a basis for the opinion hereinafter expressed. As to questions of fact, material to such opinions, we have, when relevant facts were not independently established by us, relied on the documents we have examined or upon the certifications and representations of officers of the Company. We have assumed the authenticity of all the documents presented to us as originals.


   Based on the foregoing and having regard to the legal considerations which we deemed relevant:


     (a) we are of the opinion that the common shares ("shares of common stock") of the Company which may be issued by the Company to the holders of shares of common stock of Micrografx, Inc. and the shares of preferred stock of Micrografx, Inc. (including shares of common stock of Corel which may be issued pursuant to participation rights which may be issued by the Company to such shareholders of Micrografx, Inc.) in accordance with the terms of the Merger Agreement described in the Registration Statement, will have been duly authorized and legally issued and will be fully paid and non-assessable; and


     (b) we confirm that the statements set forth in the Registration Statement under the captions "Summary--Material Canadian Federal Income Tax Consequences" and "Material Canadian Federal Income Tax Consequences" represent our opinion to the extent they constitute matters of law or legal conclusions.


   We do not express any opinion as to any laws other than the laws of the Province of Ontario and the laws of Canada applicable therein.


   We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to the name of our firm therein, without thereby admitting that we are "experts" under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder for the purposes of any part of the Registration Statement.


                                          Your very truly,


                                          /s/ McCarthy Tetrault LLP


                                          _________________________________


                                          McCarthy Tetrault LLP